                                                                     EXHIBIT A18

                     THE NEW AMERICA HIGH INCOME FUND, INC.
                             ARTICLES OF AMENDMENT

     The New America High Income Fund, Inc., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that the Articles Supplementary to the Corporation's Articles of Amendment and Restatement relating to the Corporation's Series A Auction Term Preferred Stock and Series B Auction Term Preferred Stock, as heretofore amended, (the "Articles Supplementary") are hereby amended in the manner set forth below.

          FIRST: Part I of the Articles Supplementary is hereby further amended by replacing the first and second sentences of current Section 18(nn) and all of current Section 18(nn)(i) with the following:

               "(nn) "Fitch Discount Factor" means, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows. The Fitch Discount Factor for any Fitch Eligible Asset other than the securities set forth below will be the percentage provided in writing by Fitch.

                    (i) DEBT SECURITIES: The percentage determined by reference to the type of debt security in accordance with the table set forth below.

               Type I Debt Securities with remaining maturities of:

               less than or equal to 2 years                                1.16
               greater than 2 years, but less than or equal to 4 years      1.26
               greater than 4 years, but less than or equal to 7 years      1.40
               greater than 7 years, but less than or equal to 12 years     1.44
               greater than 12 years, but less than or equal to 25 years    1.48
               greater than 25 years, but less than or equal to 30 years    1.52

               Type II Debt Securities with remaining maturities of:

               less than or equal to 2 years                                1.25
               greater than 2 years, but less than or equal to 4 years      1.26
               greater than 4 years, but less than or equal to 7 years      1.43
               greater than 7 years, but less than or equal to 12 years     1.44
               greater than 12 years, but less than or equal to 25 years    1.51
               greater than 25 years, but less than or equal to 30 years    1.56

               Type III Debt Securities with remaining maturities of:

               less than or equal to 2 years                                1.25
               greater than 2 years, but less than or equal to 4 years      1.29
               greater than 4 years, but less than or equal to 7 years      1.46
               greater than 7 years, but less than or equal to 12 years     1.50
               greater than 12 years, but less than or equal to 25 years    1.55
               greater than 25 years, but less than or equal to 30 years    1.60

               Type IV Debt Securities with remaining maturities of:

               less than or equal to 2 years                                1.27
               greater than 2 years, but less than or equal to 4 years      1.32
               greater than 4 years, but less than or equal to 7 years      1.52
               greater than 7 years, but less than or equal to 12 years     1.57
               greater than 12 years, but less than or equal to 25 years    1.63
               greater than 25 years, but less than or equal to 30 years    1.69

               Type V Debt Securities with remaining maturities of:

               less than or equal to 2 years                                1.32
               greater than 2 years, but less than or equal to 4 years      1.36
               greater than 4 years, but less than or equal to 7 years      1.59
               greater than 7 years, but less than or equal to 12 years     1.65
               greater than 12 years, but less than or equal to 25 years    1.72
               greater than 25 years, but less than or equal to 30 years    1.80

               Type VI Debt Securities with remaining maturities of:

               less than or equal to 2 years                                1.37
               greater than 2 years, but less than or equal to 4 years      1.40
               greater than 4 years, but less than or equal to 7 years      1.67
               greater than 7 years, but less than or equal to 12 years     1.74
               greater than 12 years, but less than or equal to 25 years    1.82
               greater than 25 years, but less than or equal to 30 years    1.91

               Type VII Debt Securities with remaining maturities of:

               less than or equal to 2 years                                1.37
               greater than 2 years, but less than or equal to 4 years      1.64
               greater than 4 years, but less than or equal to 7 years      2.28
               greater than 7 years, but less than or equal to 12 years     2.49
               greater than 12 years, but less than or equal to 25 years    2.74
               greater than 25 years, but less than or equal to 30 years    3.06

          SECOND: Part I of the Articles Supplementary is hereby further amended by replacing current Section 18(nn)(iv) with new
                    Section 18(nn)(iv) as follows:

               "(iv) RULE 144A SECURITIES: The Fitch Discount Factor applied to securities which are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's adviser acting subject to the supervision of the Fund's Board of Directors ("Rule 144A Securities") will be (A) 110% of the Fitch Discount Factor which would apply were the securities registered under the 1933 Act, if such securities are from issues of $100 million or less and (B) the Fitch Discount Factor which would apply were the securities registered under the 1933 Act, if such securities are from issues of more than $100 million."

          THIRD: A majority of the entire Board of Directors of the Corporation has approved the foregoing amendments to the charter.

          FOURTH: No stock entitled to vote on the foregoing amendments to the charter was outstanding or subscribed for at the time of the approval of such amendments by the Board of Directors of the Corporation.

          FIFTH: These Articles shall be effective on the date the State Department of Assessments and Taxation of Maryland accepts the Articles for record.

     IN WITNESS WHEREOF The New America High Income Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President (or its Vice President) and its corporate seal to be hereunto affixed and attested by its Secretary (or its Assistant Secretary) as of this 6th day of August, 1998.

         The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that, to the best of his or her knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

[Affix corporate seal]                    THE NEW AMERICA HIGH INCOME FUND, INC.



                                          By: /s/ Ellen E. Terry
                                              ----------------------------------
                                              Ellen E. Terry, Vice President
Attest:


/s/ Jackson B.R. Galloway
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Jackson B.R. Galloway, Assistant Secretary